Exhibit 10.1 COOPERATION AGREEMENT This COOPERATION AGREEMENT (this “Agreement”) is made and entered into as of March 19, 2025, by and among Bakkt Holdings, Inc., a Delaware corporation (“Bakkt”), Distributed Technologies Research Global Ltd (“DTR), a private limited company incorporated in Cyprus, and Akshay Naheta, an individual (the “Shareholder”). Each of Bakkt, DTR and the Shareholder are sometimes referred to as a “Party” and collectively the “Parties.” RECITALS WHEREAS, Bakkt provides various solutions related to processing financial transactions and the ownership and trading of cryptocurrency; WHEREAS, DTR provides technology infrastructure that enables the efficient execution of global payments powered by stablecoins; WHEREAS, the Parties wish to enter into a commercial arrangement pursuant to which, among other things, DTR will provide Bakkt with certain payment processing technology, application programming interfaces (“APIs”) and infrastructure that will be integrated into Bakkt’s platform; and WHEREAS, Bakkt will provide DTR with access to its existing and future regulatory licenses to leverage DTR’s technology infrastructure for the enablement of global payments processing (the “Business”). NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows: 1. Cooperation. (a) The Parties hereby agree to integrate DTR’s technology that will enable Bakkt to operate the Business, exclusively, in the jurisdictions in which the Bakkt or its affiliates are authorized relying on the current licenses held by Bakkt or its affiliates, any exemptions the Bakkt or its affiliates reasonably believes are applicable to its operations at the relevant time or time periods, and any other licenses obtained by Bakkt and its affiliates in the future. Bakkt shall provide DTR’s personnel with reasonable access to Bakkt’s facilities, information technology systems, personnel, equipment, records, any other information (including Bakkt’s APIs), and if requested by DTR, office space (at Bakkt locations and subject to reasonable restrictions), to enable the development of the technology underlying the Business and the integration by DTR of its technology and APIs with Bakkt’s systems and operations. Subject to Bakkt’s reasonable cooperation, including provision of the foregoing access, DTR will utilize DTR’s personnel, technology and intellectual property to develop the Business, which DTR will integrate with Bakkt’s systems and operations at the expense of DTR. (b) Unless otherwise mutually agreed by the Parties in writing, for each payment that is processed as part of the Business, Bakkt will be entitled to a fee as follows: (i) for any payments initiated and received within the United States, the direct costs incurred by Bakkt for such transaction plus 2.5 basis points; and (ii) for payments initiated from or received outside of the United States, the direct costs incurred by Bakkt for such transaction plus 5 basis points, in each case without any deduction, setoff, counterclaim or withholding.

2 (c) The Parties will negotiate in good faith and enter into any agreements necessary to reflect the arrangement contemplated by this Section 1 and conduct the Business as soon as practicable. All agreements and/or arrangements will be on an arm’s length basis, will be for a minimum term of three years and approved by a special committee of the board of directors of Bakkt (the “Board”) comprised entirely of directors who are independent from the Shareholder and disinterested with respect to the applicable agreements and/or arrangements (any such committee, a “Special Committee”). 2. Call Option; Put Option. (a) Until 5:00 PM New York time on the date that is twelve months following the date on which Bakkt first initiates processing payments using all or part of DTR’s technology in any manner (the “Call Event Deadline”), Bakkt shall have the exclusive right to require the Shareholder, and if Bakkt exercises such right by providing DTR and the Shareholder written notice thereof prior to the Call Event Deadline, the Shareholder shall have the obligation, to sell, convey, transfer, assign and deliver to Bakkt (and cause the sale, conveyance, transfer assignment and delivery to Bakkt of) 100% of the capital stock and all other equity interests of DTR (the “DTR Equity”) (such right, the “Call Option”). The Call Option may be exercised by Bakkt by delivering a written notice to the Shareholder (the “Call Option Notice”) at any time prior to the Call Event Deadline. Bakkt shall provide prompt written notice to DTR and the Shareholder of the date of the first payment that is processed utilizing DTR’s technology, in any event no later than three business days following the date of such payment. From the date of such notice until the Call Event Deadline, the Parties shall remain subject to that certain Exclusivity Agreement dated March 5, 2025 (the “Exclusivity Agreement”), which shall be deemed to be amended to extend the Exclusivity Period (as defined in the Exclusivity Agreement) commensurate with the foregoing, and to delete the existing Expiration Date (as defined in the Exclusivity Agreement). (b) If Bakkt has not provided a Call Option Notice prior to the Call Event Deadline pursuant to Section 2(a), then for a period beginning on the date of the Call Event Deadline and ending at 5:00 PM New York time on the date that is two years following the Call Event Deadline, if DTR or the Shareholder receives an offer or proposal from a third-party to purchase more than 50% of the DTR Equity, then (i) the Shareholder shall, within a reasonable time not to exceed 48 hours following receipt of such third-party offer or proposal, provide written notice to Bakkt of the material financial and material other terms and conditions of such offer or proposal, including, for the avoidance of doubt and without limitation, the form of consideration and conditions to closing (such notice, the “ROFR Notice”) and (ii) for a period beginning on the date of receipt of the ROFR Notice and ending on 5:00 PM New York time of the 15th day following the date of the ROFR Notice, Bakkt shall have the right to purchase the DTR Equity subject to the ROFR Notice on the same terms as set forth in the ROFR Notice (such right, the “ROFR”). If the Shareholder does not agree that the Bakkt offer is on the same terms, the Parties will work to resolve any such disagreement and if they are unable to, will submit the question to a binding third party arbiter to be agreed. The ROFR shall expire in the event that (x) the terms proposed by Bakkt are not the same or as favorable as those in the ROFR Notice or (y) Bakkt exercises the ROFR pursuant to this Section 2(b) and the transactions contemplated thereby are not consummated within 90 days following the date of the ROFR Notice (which 90-day period shall be automatically extended to the extent reasonably required to obtain any required regulatory approvals, non-objections, and/or similar authorizations and, provided that such extension may not be for more than 90 days, Bakkt stockholder approval). In the event that there are any material amendments to the terms of any offer or proposal triggering Bakkt’s ROFR, or a new offer or proposal from a third-party to purchase more than 50% of the DTR Equity, unless the ROFR has expired pursuant to the prior sentence of this Section 2(b), Bakkt shall be entitled to a new ROFR. Any sale, conveyance, transfer, assignment or delivery of more than 50% of the DTR Equity without complying with, and giving effect to, the Call Option (to the extent applicable) or the ROFR shall be null and void. None

3 of the Parties shall, at any time, take any action directly or indirectly to modify, circumvent and/or avoid any agreements or obligations of such Party under the ROFR. (c) If the cumulative volume of payments processed by Bakkt utilizing DTR’s technology or otherwise facilitated by the Business exceeds $2 billion (USD) during any 18-month period following the date of this Agreement (the “Put Event”), for a period ending at 5:00 PM New York time on the date that is three years following the Put Event (the “Put Event Deadline”), the Shareholder shall have the right to require Bakkt, and if the Shareholder exercises such right by providing Bakkt written notice thereof prior to the Put Event Deadline, Bakkt shall have the obligation to, to purchase, acquire and accept from the Shareholder the DTR Equity (“Put Option”). DTR shall provide prompt written notice to Bakkt when DTR believes that the Put Event has occurred (the “Put Event Notice”), together with reasonable supporting documentation. Bakkt shall have until 5:00 PM New York time of the 15th day following the date of the Put Event Notice to verify such information and confirm that the Put Event has occurred. Any disputes with respect to the foregoing will be submitted to a mutually agreed auditing firm if the Parties are unable to resolve any such dispute through their respective business channels for a period of no more than 15 days. If Bakkt does not deliver a written objection with respect to the Put Event Notice by 5:00 PM New York time of the 15th day following the date of the Put Event Notice, it shall be deemed that the Put Event has occurred. (d) As consideration for the sale of DTR Equity contemplated by a Put Option or a Call Option pursuant to this Section 2, the Shareholder shall be entitled to, for 100% of the DTR Equity, a number of shares of Bakkt’s Class A Common Stock representing at least 19.9% of the Bakkt Share Number; provided that in no event shall the Shareholder be entitled to a number of shares of Bakkt’s Class A Common Stock representing greater than 31.5% of the Bakkt Share Number; provided, further, that the Shareholder’s percentage of the Bakkt Share Number shall be reduced by any indebtedness of DTR outstanding immediately prior to the closing of the sale of DTR Equity pursuant to this Section 2 and any Transaction Expenses (as defined below) incurred by or on behalf of DTR or the Shareholder in excess of $1,000,000 and not paid or refunded by or on behalf of DTR or the Shareholder (such consideration, the “DTR Value”). The “Bakkt Share Number” means, as of immediately prior to the consummation of the transactions contemplated by a Definitive Agreement (as defined below), the sum (without duplication) of (1) the total number of shares of Common Stock of Bakkt (including shares of Class A Common Stock and the paired interests represented by Class V Common Stock on an as-exchanged to Class A Common Stock basis) that are issued and outstanding, plus (2) the aggregate number of Bakkt capital stock issuable upon full exercise or conversion of any options, warrants, or other convertible or derivative securities that are outstanding, on an as-converted basis, other than the publicly traded “SPAC” warrants and any underwater warrants to purchase shares of Common Stock of Bakkt (it being understood that the Shareholder shall be entitled to a “top up” to make him whole for any shares of Common Stock of Bakkt actually issued upon the exercise of any such warrants, if and when such shares are issued, to the same extent as if such shares had been included in the Bakkt Share Number). For purposes of this Agreement, “Bakkt’s Class A Common Stock” means Bakkt’s Class A Common Stock or such other shares or other securities into which such Class A Common Stock is converted, exchanged, reclassified or otherwise changed, as the case may be, from time to time. (e) Any transaction relating to DTR Equity contemplated by this Section 2 shall be (i) made pursuant to a customary purchase agreement (the “Definitive Agreement”) that will contain representations, warranties and interim operating covenants by Bakkt, DTR and the Shareholder that are customary for a transaction of such nature and customary efforts covenants to obtain the approvals described in clause (ii) of this Section 2(e) and the Parties will work in good faith to enter into a Definitive Agreement therefor consistent with the terms of this Section 2 as soon as practicable, (ii) subject to, among other things, obtaining any required regulatory approvals, non-objections and/or similar authorizations and

4 Bakkt stockholder approval (including to comply with any applicable requirements of the New York Stock Exchange (“NYSE”) (or other exchange if not listed on NYSE) or Delaware law), (iii) subject to receipt by Bakkt of a fairness opinion from an independent financial advisor (which Bakkt agrees to seek), (iv) subject to the execution by the Parties of a definite agreement reflecting the commercial arrangement outlined in Section 1 of this Agreement (the “Commercial Agreement”), and (v) subject to Bakkt having terminated any lines of credit in effect on the date of this Agreement and having repaid in full any indebtedness borrowed thereunder. The price of the DTR Equity (i.e., the DTR Value) for any transaction contemplated by this Section 2 shall be the fair market value of DTR as determined by a third-party valuation from an independent valuation firm reasonably acceptable to Bakkt and the Shareholder; provided that if the Parties cannot agree on the selection of an independent valuation firm, Bakkt and the Shareholder will each select a valuation firm, and such valuation firms shall select an independent valuation to perform the analysis, with input from the designating valuation firms. The engagement terms for the valuation firms shall require that such valuation firms complete the valuation as promptly as reasonably practicable (and the Parties will cooperate so such determination will be made promptly). In no event shall the Shareholder be entitled to a number of shares of Bakkt’s Class A Common Stock representing less than 19.9% of the Bakkt Share Number or more than 31.5% of the Bakkt Share Number, subject to adjustments for indebtedness of DTR and Transaction Expenses to the extent provided above. The price of Bakkt’s Class A Common Stock to be issued in any transaction contemplated by this Section 2 shall be the volume weighted average price of a share of Bakkt’s Class A Common Stock on NYSE (or other exchange if not listed on NYSE) over the 30 consecutive trading day period ending on the trading day immediately preceding the date on which Bakkt’s Class A Common Stock would be issued pursuant to this Agreement (as calculated by Bloomberg) (provided if Bakkt’s Class A Common Stock is not listed on an exchange, the fair market value of Bakkt’s Class A Common Stock determined by an independent valuation firm selected consistent with the selection of the independent valuation firm contemplated by the prior sentence of this Section 2(e)). Bakkt will be entitled to a fiduciary out termination right with respect to the Put Option that may be exercised by a Special Committee in the event that Bakkt receives an unsolicited superior proposal for a transaction that, if completed, would result in a change of control of Bakkt and is conditioned upon the termination of the Put Option; provided that before exercise such fiduciary out, Bakkt will negotiate reasonably and in good faith with the buyer to include the Put Option in the transaction or have the Put Option exercised immediately prior to closing of such transaction, provided further that if after such negotiation the buyer still requires termination of the Put Option, Bakkt may terminate the Put Option by paying the Shareholder a termination fee of 3% of the DTR Value, as determined as of immediately prior to the termination of the Put Option, which payment shall be made upon the later of (i) the termination of the Put Option or (ii) the determination of the DTR Value pursuant to the mechanism provided in this Agreement. (f) With respect to any third party financing or other issuance of equity interests in DTR to any person other than the Shareholder or an affiliate thereof, Shareholder and DTR shall cause the agreements with respect to such transactions to have customary drag along provisions as reasonably determined by DTR to ensure that 100% of the DTR Equity can be sold, conveyed, transferred, assigned and delivered to Bakkt as contemplated by this Section 2, provided that the Shareholder shall own, directly or indirectly, a majority of the voting and economic interests of DTR at all times. (g) While this Agreement is in effect, each Party will use commercially reasonable efforts to conduct its business in the normal and ordinary course, consistent with all applicable laws and in good faith in a manner intended to reasonably preserve the value of such Party. (h) In the event that the consummation of a transaction contemplated in Section 2(e) would constitute a “Fundamental Transaction” pursuant to the provisions of any outstanding Common Stock Warrant issued to various investors pursuant to each of those certain Securities Purchase Agreements, each dated as February 29, 2024 (if any such warrants remain outstanding at the time with the relevant provision

5 remaining applicable), at the request of the Special Committee, the Shareholder will agree to reasonable limitations on its voting rights in order to avoid triggering such provisions. (i) During the term of this Agreement, the Shareholder will not, directly or indirectly, be permitted to engage in hedging or short sales or similar activity with respect to Bakkt’s shares, provided that, if the Shareholder is employed by Bakkt, the Shareholder will be deemed to be in compliance with this provision if he is in compliance with Bakkt’s insider trading policies. (j) For the avoidance of doubt, if the Shareholder is serving on the Board, the Shareholder will recuse himself from any meeting or discussion and exclude himself from any vote with respect to this Agreement or the transactions contemplated hereby. 3. Representations and Warranties. (a) Bakkt hereby represents and warrants that: (i) it is duly organized, validly existing and in good standing under the laws of the state of its organization or incorporation; (ii) the execution and delivery of this Agreement has been duly authorized by all necessary action; (iii) the officer of such Party executing this Agreement has all necessary power with respect thereto; and (iv) subject to receipt of any required stockholder or regulatory approvals (in the case of Section 2 only), will have the power to consummate the transactions contemplated by this Agreement. (b) Each of DTR and the Shareholder hereby represents and warrants that: (i) DTR is duly organized, validly existing and in good standing under the laws of the state of its organization or incorporation; (ii) the Shareholder, directly or indirectly, owns all of the issued and outstanding DTR Equity; (iii) all transactions contemplated by this Agreement to be performed by such Parties have been duly authorized by all necessary action and do not require the consent or approval of any third party with respect to it; (iv) such Party has all necessary power with respect thereto; and (v) has duly authorized the execution, delivery and performance of this Agreement. 4. Miscellaneous. (a) Termination; Survival. This Agreement may be terminated: (i) by the mutual agreement of the Parties, (ii) by Bakkt as a result of DTR’s or the Shareholder’s material breach, or by DTR as a result of Bakkt’s material breach, which in either case is uncurable or remains uncured for 30 days after notice by the Party seeking to terminate to the breaching Party, (iii) by Bakkt, if the Shareholder is terminated as the Chief Executive Officer of Bakkt for Cause (as defined in the employment agreement between Bakkt and the Shareholder (the “Employment Agreement”)) and notifies Shareholder of Bakkt’s intent to terminate this Agreement within 30 days of the date of termination of Shareholder as Chief Executive Officer, (iv) by the Shareholder, if the Shareholder resigns as Chief Executive Officer of Bakkt for Good Reason (as defined in the Employment Agreement) and notifies Bakkt within 30 days of the date of resignation his intent to terminate this Agreement or (v) by either Bakkt or the Shareholder if the Parties are unable to agree on a Commercial Agreement within 90 days following the date of this Agreement; provided that such period shall be automatically extended for a period of 15 days if the Parties are working in good faith to agree to such Commercial Agreement; provided that no Party shall be entitled to terminate this Agreement pursuant to clause (v) if it is in material breach of its obligations under this Agreement, including an obligation to negotiate in good faith commercial arrangements as contemplated by clause (v) above, and such breach has caused the failure of the deadlines set forth in clause (v) to be met. Any valid termination of this Agreement pursuant to this Section 4 will be effective immediately upon the mutual written agreement of the Parties or the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to this Section 4, this Agreement shall

6 be of no further force or effect without liability of any Party (or any partner, member, stockholder, director, officer, employee, affiliate, or representative of such Party) to the other Parties, as applicable, except in the case of intentional fraud or willful and material breach. (b) Special Committee. For all purposes under this Agreement and the other agreements contemplated hereby, including any Definitive Agreement, and with respect to the granting of any consent, permission or waiver in connection herewith or therewith, Bakkt shall act only as directed by a Special Committee. (c) Parties Bound; No Third Party Beneficiaries. From and after the date of this Agreement, the Parties hereto agree to comply with and implement the terms herein. The Parties agree that their respective representations, warranties, covenants, and agreements set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to and shall not confer upon any other person any rights or remedies under this Agreement. (d) Amendments. This Agreement may be modified or amended only as agreed by the Parties hereto in writing. (e) Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of law or otherwise, without the prior written approval of the other Parties. (f) Entire Agreement. This Agreement, together with the Exclusivity Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement by and between Bakkt and DTR, dated February 24, 2025 (the “Confidentiality Agreement”), shall: (i) not be superseded; (ii) survive any termination of this Agreement; and (iii) continue in full force and effect until the earlier to occur of the termination of this Agreement and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto. (g) Expenses. All fees, costs and expenses, including without limitation all legal, financial, investment banking, finders, brokers and other fees, incurred in connection with the transactions contemplated hereby (“Transaction Expenses”) will be paid by the respective Party incurring such Transaction Expenses; provided that Bakkt shall pay, or cause to be paid, the Transaction Expenses incurred by each of DTR and the Shareholder on the earlier of (i) the closing of any transactions contemplated by Section 2 (or if a Definitive Agreement is entered into for the sale of DTR Equity and then terminated without closing, the date of termination of such Definitive Agreement), (ii) expiration of the Call Option, ROFR, or Put Option, and (iii) the termination of this Agreement; provided further, that such amount payable by Bakkt shall not exceed $1,000,000. (h) Specific Performance. The Parties acknowledge and agree that (i) irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions; (ii) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; and (iii) the right of specific enforcement is an integral part of the

7 transactions contemplated hereby and without that right, none of the Parties would have entered into this Agreement. The Parties agree not to raise any objections to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement on the basis that (A) the other Parties have an adequate remedy at law, or (B) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require or request the obtaining, furnishing or posting of any such bond or other security. Each Party agrees that it will use its reasonable best efforts to cooperate with the other Parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance. The Parties further agree that (x) by seeking the remedies provided for in this Section 4(h), a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement, and (y) nothing set forth in this Section 4(h) shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 4(h) prior or as a condition to exercising any termination right under Section 4(a) (and pursuing damages after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 4(h) or anything set forth in this Section 4(h) restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Section 4(a) or pursue any other remedies under this Agreement that may be available then or thereafter. (i) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. (j) Governing Law; Jurisdiction. (i) This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any choice or conflict of laws provision, rule, principle (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any other jurisdiction. (ii) Each Party (A) irrevocably submits itself and its properties and assets to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if (and only if) the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware or any state or federal court sitting in the State of Delaware) for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement and/or the transactions contemplated hereby; (B) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (or, if (and only if) the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, the Superior Court of the State of Delaware or any state or federal court sitting in the State of Delaware) for the purpose of any such action, proceeding or counterclaim; and (C) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. (k) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER

8 BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER. (l) Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) when delivered, if delivered personally to the intended recipient; (ii) upon receipt of proof of delivery, if delivered by an internationally recognized overnight courier service; or (iii) immediately upon delivery by electronic mail (provided that no “bounce back”, unsuccessful delivery or similar message is received with respect thereto), in each case to the intended recipient as set forth below: if to Bakkt to: Bakkt Holdings, Inc. 10000 Avalon Boulevard, Suite 1000 Alpharetta, Georgia 30009 Attention: General Counsel Email: legal-notices@bakkt.com if to DTR or to the Shareholder to: Distributed Technologies Research Global Ltd Georgiou Christoforou, 8 1st Floor Strovolos, 2012, Nicosia, Cyprus Attn: [***] Email: [***] (m) Headings and Captions. The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. (n) No Waiver. The failure of any Party hereto to insist upon strict performance of a covenant or obligation hereunder or to exercise any right or remedy hereunder, regardless of how long such failure shall continue, shall not be a waiver of such Party’s right to demand strict compliance therewith at any time in the future unless such waiver is in writing and signed by such Party giving the same. (o) Further Assurances. Subject to the terms and conditions provided herein, each Party hereto agrees to use its best efforts to, as promptly as practicable, take or cause to be taken all action and to do, or cause to be done, all things necessary, proper or advisable under laws to further the purposes of this Agreement. The Parties shall execute and deliver, or shall cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement. (p) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent executed and delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or other means of electronic signature (any such delivery, an “Electronic Delivery”), shall be treated in all manner

9 and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity. [Remainder of Page Left Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed, this COOPERATION AGREEMENT as of the date first written above. BAKKT HOLDINGS, INC. By: /s/ Andrew Main Name: Andrew Main Title: President and Chief Executive Officer DISTRIBUTED TECHNOLOGIES RESEARCH GLOBAL LTD By: /s/ Akshay Naheta Name: Akshay Naheta Title: Chief Executive Officer AKSHAY NAHETA /s/ Akshay Naheta